Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 27, 2020
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2020 Earnings
WESTERLY, R.I., April 27, 2020 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced first quarter 2020 net income of $11.9 million, or $0.68 per diluted share, compared to net income of $15.5 million, or $0.89 per diluted share, reported for the fourth quarter of 2019. Our results in the first quarter of 2020 reflect the adoption of the Current Expected Credit Losses ("CECL") accounting methodology, as well as the impact of the COVID-19 pandemic.

“Washington Trust reported good balance sheet growth during the quarter, while overall earnings were impacted by several extraordinary factors, including continued Federal Reserve interest rate cuts, the implementation of CECL, and the COVID-19 pandemic,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We believe our strong financial foundation, solid capital position, disciplined credit culture, and diversified business model will help us navigate through the challenging times ahead.”

As the nation’s oldest community bank, Washington Trust has managed through numerous economic cycles of varying intensity and has always been there for our employees, customers and communities during difficult financial times. The COVID-19 pandemic has caused an unprecedented disruption to the economy and the communities we serve. In response, we are committed to working with and supporting our customers experiencing financial difficulty due to the COVID-19 pandemic, including loan payment deferrals and participation in the Small Business Administration's Paycheck Protection Program. In addition, we implemented our business continuity plans, which include remote working arrangements for the majority of our workforce, closing our branches and offering drive-through banking or special banking services by appointment only, and promoting social distancing.

Selected financial highlights for the first quarter of 2020 include:

•	Returns on average equity and average assets for the first quarter were 9.49% and 0.89%, respectively.

•	Total revenues (net interest income plus noninterest income) amounted to $52.5 million for the first quarter, up by $3.9 million, or 8%, from the preceding quarter.

•
Residential mortgage loans originated for portfolio or sale amounted to $292 million in the first quarter of 2020, up by $11 million from the preceding quarter and up by $154 million from the first quarter of 2019.

•	Total loans amounted to $4.1 billion at March 31, 2020, up by $197 million, or 5%, from the end of the preceding quarter. Total loans were up by $352 million, or 9%, from a year ago.

•
Total in-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to $3.3 billion, up by $60 million, or 2%, from December 31, 2019 and up by $254 million, or 8%, from a year ago.

•	In March, Washington Trust declared a quarterly dividend of 51 cents per share.

Washington Trust
April 27, 2020

Net Interest Income
Net interest income was $32.6 million for the first quarter of 2020, up by $608 thousand, or 2%, from the fourth quarter of 2019. The net interest margin was 2.61% for the first quarter, unchanged from the preceding quarter.

Significant linked quarter changes included:

•
Average interest-earning assets increased by $164 million, with increases of $137 million in average loans and $31 million in average investment securities. The yield on interest-earning assets for the first quarter was 3.76%, down by 10 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

•
Average interest-bearing liabilities increased by $167 million, with increases of $49 million in average in-market deposits and $117 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances). The cost of interest-bearing liabilities for the first quarter of 2020 was 1.41%, down by 12 basis points from the preceding quarter, also due to lower market interest rates.

Noninterest Income
Noninterest income totaled $19.9 million for the first quarter of 2020, up by $3.3 million, or 20%, from the fourth quarter of 2019. Significant linked quarter changes included:

•
Wealth management revenues amounted to $8.7 million for the first quarter of 2020, down by $205 thousand, or 2%, on a linked quarter basis. Asset-based revenues decreased by $376 thousand, or 4%, from the preceding quarter. This decrease was partially offset by an increase of $171 thousand in transaction-based revenues on linked quarter basis, largely due to tax reporting and preparation fees, which are generally concentrated in the first half of the year.

Wealth management assets under administration amounted to $5.3 billion at March 31, 2020, down by $898 million, or 14%, from December 31, 2019. Of this decrease, $773 million was related to the decline in financial markets in March. The average balance of assets under administration for the first quarter of 2020 decreased by approximately $239 million, or 4%, from the average balance for the preceding quarter.

•
Mortgage banking revenues totaled $6.1 million for the first quarter of 2020, up by $2.4 million, or 66%, from the fourth quarter of 2019. The linked quarter change reflected an increase in the mortgage pipeline and a corresponding increase in the fair value of mortgage loan commitments and loans held for sale as of March 31, 2020. The increase was partially offset by a lower sales volume and sales yield on loans sold to the secondary market. Mortgage loans sold to the secondary market totaled $162 million in the first quarter of 2020, down by $15 million from the preceding quarter.

Mortgage banking revenues for the first quarter of 2020 increased by $3.5 million, or 130%, compared to the first quarter of 2019. This reflected increases in both the sale volume and sales yield on loans sold to the secondary market, as well as an increase in the fair value of mortgage loan commitments and loans held for sale. Mortgage loans sold to the secondary market were up by $70 million from the first quarter of 2019.

•	Loan related derivative income was $2.5 million for the first quarter of 2020, up by $1.3 million, or 120%, reflecting higher gains on commercial borrower interest rate swap transactions.

Noninterest Expenses
Noninterest expenses totaled $30.5 million for the first quarter of 2020, up by $1.7 million, or 6%, from the fourth quarter of 2019.

Washington Trust
April 27, 2020

The linked quarter comparison of noninterest expenses was impacted by the following:

•
In the first quarter of 2020, we established a contingency reserve of approximately $800 thousand largely due to a potential loss associated with counterfeit checks drawn on a commercial customer's account, which arose at the end of March and remains under investigation. This was included in other noninterest expenses.

•	In the fourth quarter of 2019, a write-down adjustment on one other real estate owned ("OREO") property of $1.0 million was recognized and classified in other expenses.

•
In the fourth quarter of 2019, FDIC assessment credits of $235 thousand were recognized. The credits were fully utilized in 2019, therefore no such credits were recognized in the first quarter of 2020.

Excluding the impact of the aforementioned items, noninterest expenses for the first quarter of 2020 increased by $1.7 million, or 6%, on a linked quarter basis, reflecting increases in salaries and employee benefits expense and outsourced services expense. Salaries and employee benefits expense was up by $1.1 million, reflecting payroll tax resets associated with the start of the new calendar year and merit increases. Outsourced services expense was up by $248 thousand from the preceding quarter, reflecting volume-related increases in third party processing costs largely related to customer loan related derivative transactions.

Income tax expense totaled $3.1 million for the first quarter of 2020, down by $1.2 million from the preceding quarter. The effective tax rate for the first quarter of 2020 was 20.9%, compared to 21.8% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2020 effective tax rate to be approximately 20.5%.

Investment Securities
The securities portfolio totaled $917 million at March 31, 2020, up by $18 million, or 2%, from December 31, 2019, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities, as well as an increase in the fair value of available for sale securities. These increases were partially offset by routine pay-downs on mortgage-backed securities and calls of debt securities. First quarter 2020 purchases totaled $116 million, with a weighted average yield of 2.35%. Securities represented 16% of total assets March 31, 2020 and 17% at December 31, 2019.

Loans
Total loans stood at $4.1 billion at March 31, 2020, up by $197 million, or 5% from the end of the preceding quarter. Linked quarter changes included:

•
Commercial loans increased by $140 million, or 7%, from December 31, 2019, with net increases of $70 million in both the commercial real estate portfolio and the commercial and industrial portfolio. In the first quarter of 2020, commercial loan originations and construction advances totaled approximately $169 million, and C&I line utilization increased by approximately $25 million. These increases were partially offset by payoffs and paydowns.

•
Residential real estate loans increased by $61 million, or 4%, from December 31, 2019 and included purchases of $51 million of residential mortgage loans with a weighted average rate of 3.38%. The purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts.

•	The consumer loan portfolio decreased by $4 million from the balance at December 31, 2019.

Washington Trust
April 27, 2020

Deposits and Borrowings
Total deposits amounted to $3.7 billion at March 31, 2020, up by $207 million, or 6%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $147 million from December 31, 2019. Excluding wholesale brokered time deposits, in-market deposits at March 31, 2020 were up by $60 million, or 2%, from the end of the preceding quarter, reflecting modest growth across substantially all deposit categories.

Federal Home Loan Bank advances totaled $1.2 billion at March 31, 2020, up by $57 million from December 31, 2019.

Asset Quality
Nonperforming assets amounted to $17.9 million at March 31, 2020, down by $571 thousand from the end of the preceding quarter. This decline reflected a $1.1 million decrease in OREO, partially offset by a $510 thousand increase in nonaccrual loans. The decrease in OREO resulted from the first quarter sale of a commercial property essentially at its carrying value.

Asset quality metrics remained at stable levels in the first quarter of 2020. Total nonaccrual loans amounted to $17.9 million, or 0.44% of total loans, at March 31, 2020, compared to $17.4 million, or 0.45% of total loans, at December 31, 2019. Total past due loans amounted to $16.5 million, or 0.40% of total loans, at March 31, 2020, compared to $15.7 million, or 0.40% of total loans, at December 31, 2019. Given the uncertain impact to the economy of the COVID-19 pandemic, Washington Trust continues to actively monitor asset quality as the potential exists for adverse events to impact asset quality trends.

Effective January 1, 2020, Washington Trust adopted Accounting Standards Update No. 2016-13, often referred to as CECL, which requires the measurement of expected lifetime credit losses for financial assets measured at amortized cost, as well as unfunded commitments that are considered off-balance sheet credit exposures. CECL requires that the allowance for credit losses ("ACL") be calculated based on current expected credit losses over the full remaining expected life of the financial assets and also consider expected future changes in macroeconomic conditions. Upon adoption of CECL, Washington Trust's ACL on loans (a contra-asset) increased by $6.5 million, or 24%, and the ACL on unfunded commitments (a liability) increased by $1.5 million, or 506%, as compared to December 31, 2019. This increase in the ACL on loans and unfunded commitments upon the adoption of CECL resulted in a $6.1 million decrease to retained earnings, net of deferred tax balances of $1.9 million.

In the first quarter of 2020, a provision for credit losses of $7.0 million was charged to earnings and was mainly attributable to the significant deterioration in the economic forecast due to the COVID-19 pandemic. Continued uncertainty regarding the severity and duration of the pandemic and related economic effects will continue to affect the accounting for credit losses under CECL. Under the previous incurred loss accounting methodology, no provision was recognized in the fourth quarter of 2019.

In the first quarter of 2020, net charge-offs of $623 thousand were recognized, compared to net recoveries of $17 thousand in the preceding quarter.

The ACL on loans amounted to $39.7 million, or 0.97% of total loans, at March 31, 2020, compared to $27.0 million, or 0.69% of total loans, at December 31, 2019. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.0 million at March 31, 2020, compared to $293 thousand at December 31, 2019.

Washington Trust
April 27, 2020

Capital and Dividends
Total shareholders' equity was $508.6 million at March 31, 2020, up by $5.1 million from December 31, 2019. This included net income of $11.9 million and an increase of $12.2 million in the accumulated other comprehensive income component of shareholders' equity, largely reflecting the change in fair value of available for sale debt securities. These increases were partially offset by $8.9 million in dividend declarations, the $6.1 million decrease to retained earnings due to the adoption of CECL and a net increase in treasury stock of $3.8 million.

In the first quarter of 2020, Washington Trust repurchased 124,863 shares, totaling $4.3 million, at an average price of $34.61 under its previously announced 2019 Stock Repurchase Program. Due to the economic uncertainty resulting from COVID-19, Washington Trust suspended its 2019 Stock Repurchase Program effective March 25, 2020.

Capital levels at March 31, 2020 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.42% at March 31, 2020, compared to 12.94% at December 31, 2019. Washington Trust has elected the CECL phase-in option provided by regulatory guidance, which delays the estimated impact of CECL on regulatory capital and phases it in over a three year period beginning in 2022.

Book value per share amounted to $29.48 at March 31, 2020, compared to $29.00 at December 31, 2019.

The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended March 31, 2020. The dividend was paid on April 9, 2020 to shareholders of record on April 1, 2020.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 27, 2020 at 11:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10142316; the audio replay will be available through May 11, 2020. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through June 30, 2020.

Washington Trust
April 27, 2020

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in local, regional, national or international economic conditions or conditions affecting the banking or financial services industries, financial capital markets and the customers and communities we serve; changes in consumer behavior due to changing business and economic conditions or legislative or regulatory initiatives; continued volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity breaches, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Assets:
Cash and due from banks	$178,678	$132,193	$141,768	$115,904	$88,242
Short-term investments	6,591	6,262	4,336	3,910	3,317
Mortgage loans held for sale, at fair value	49,751	27,833	44,657	39,996	14,608
Available for sale debt securities, at fair value	917,392	899,490	887,020	969,168	994,881
Federal Home Loan Bank stock, at cost	53,576	50,853	45,030	49,759	48,025
Loans:
Total loans	4,090,396	3,892,999	3,778,106	3,730,339	3,738,469
Less: allowance for credit losses on loans	39,665	27,014	26,997	27,398	27,644
Net loans	4,050,731	3,865,985	3,751,109	3,702,941	3,710,825
Premises and equipment, net	28,543	28,700	29,293	29,302	29,822
Operating lease right-of-use assets	26,098	26,792	27,500	28,174	28,249
Investment in bank-owned life insurance	83,053	82,490	81,920	81,351	80,786
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,988	7,218	7,448	7,684	7,923
Other assets	155,669	100,934	114,888	97,574	84,142
Total assets	$5,620,979	$5,292,659	$5,198,878	$5,189,672	$5,154,729
Liabilities:
Deposits:
Noninterest-bearing deposits	$622,893	$609,924	$619,839	$587,326	$577,319
Interest-bearing deposits	3,083,421	2,888,958	2,966,314	2,917,296	2,926,941
Total deposits	3,706,314	3,498,882	3,586,153	3,504,622	3,504,260
Federal Home Loan Bank advances	1,198,534	1,141,464	956,786	1,060,960	1,056,129
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	28,184	28,861	29,541	30,210	30,187
Other liabilities	156,669	97,279	105,892	86,994	71,629
Total liabilities	5,112,382	4,789,167	4,701,053	4,705,467	4,684,886
Shareholders’ Equity:
Common stock	1,085	1,085	1,084	1,083	1,082
Paid-in capital	123,167	123,281	121,900	121,115	120,743
Retained earnings	387,243	390,363	383,765	373,873	365,521
Accumulated other comprehensive income (loss)	929	(11,237)	(8,924)	(11,866)	(17,503)
Treasury stock, at cost	(3,827)	—	—	—	—
Total shareholders’ equity	508,597	503,492	497,825	484,205	469,843
Total liabilities and shareholders’ equity	$5,620,979	$5,292,659	$5,198,878	$5,189,672	$5,154,729

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Interest income:
Interest and fees on loans	$40,008	$40,079	$41,558	$42,138	$41,744
Interest on mortgage loans held for sale	285	359	410	288	180
Taxable interest on debt securities	5,834	5,817	6,318	7,006	7,226
Nontaxable interest on debt securities	—	—	1	8	9
Dividends on Federal Home Loan Bank stock	640	693	747	720	695
Other interest income	349	435	493	399	340
Total interest and dividend income	47,116	47,383	49,527	50,559	50,194
Interest expense:
Deposits	8,536	9,144	9,792	9,469	8,696
Federal Home Loan Bank advances	5,765	6,015	6,512	6,980	6,661
Junior subordinated debentures	213	230	245	252	253
Total interest expense	14,514	15,389	16,549	16,701	15,610
Net interest income	32,602	31,994	32,978	33,858	34,584
Provision for credit losses	7,036	—	400	525	650
Net interest income after provision for credit losses	25,566	31,994	32,578	33,333	33,934
Noninterest income:
Wealth management revenues	8,689	8,894	9,153	9,549	9,252
Mortgage banking revenues	6,096	3,669	4,840	3,640	2,646
Card interchange fees	947	1,100	1,099	1,018	997
Service charges on deposit accounts	860	941	939	929	875
Loan related derivative income	2,455	1,116	1,407	746	724
Income from bank-owned life insurance	564	570	569	566	649
Net realized losses on securities	—	27	—	(80)	—
Other income	316	301	335	385	224
Total noninterest income	19,927	16,618	18,342	16,753	15,367
Noninterest expense:
Salaries and employee benefits	19,468	18,374	18,332	18,436	17,619
Outsourced services	3,000	2,752	2,722	2,518	2,606
Net occupancy	2,019	1,986	1,933	1,904	1,998
Equipment	977	996	1,046	1,028	1,011
Legal, audit and professional fees	822	692	645	664	534
FDIC deposit insurance costs	422	109	(460)	540	429
Advertising and promotion	259	402	368	525	239
Amortization of intangibles	230	229	236	239	239
Other expenses	3,256	3,215	2,048	2,297	2,289
Total noninterest expense	30,453	28,755	26,870	28,151	26,964
Income before income taxes	15,040	19,857	24,050	21,935	22,337
Income tax expense	3,139	4,321	5,236	4,662	4,842
Net income	$11,901	$15,536	$18,814	$17,273	$17,495

Net income available to common shareholders	$11,869	$15,502	$18,778	$17,238	$17,461

Weighted average common shares outstanding:
Basic	17,345	17,351	17,338	17,330	17,304
Diluted	17,441	17,436	17,414	17,405	17,401
Earnings per common share:
Basic	$0.68	$0.89	$1.08	$0.99	$1.01
Diluted	$0.68	$0.89	$1.08	$0.99	$1.00

Cash dividends declared per share	$0.51	$0.51	$0.51	$0.51	$0.47

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Share and Equity Related Data:
Book value per share	$29.48	$29.00	$28.71	$27.93	$27.15
Tangible book value per share - Non-GAAP (1)	$25.37	$24.90	$24.60	$23.80	$23.00
Market value per share	$36.56	$53.79	$48.31	$52.18	$48.15
Shares issued at end of period	17,363	17,363	17,338	17,336	17,305
Shares outstanding at end of period	17,252	17,363	17,338	17,336	17,305

Capital Ratios (2):
Tier 1 risk-based capital	11.62%	12.23%	12.21%	12.06%	11.84%
Total risk-based capital	12.42%	12.94%	12.94%	12.80%	12.59%
Tier 1 leverage ratio	8.77%	9.04%	8.97%	8.76%	8.69%
Common equity tier 1	11.08%	11.65%	11.62%	11.46%	11.25%

Balance Sheet Ratios:
Equity to assets	9.05%	9.51%	9.58%	9.33%	9.11%
Tangible equity to tangible assets - Non-GAAP (1)	7.89%	8.28%	8.32%	8.06%	7.83%
Loans to deposits (3)	110.6%	111.3%	105.8%	106.8%	106.3%

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Performance Ratios (4):
Net interest margin (5)	2.61%	2.61%	2.72%	2.81%	2.93%
Return on average assets (net income divided by average assets)	0.89%	1.18%	1.44%	1.34%	1.39%
Return on average tangible assets - Non-GAAP (1)	0.90%	1.20%	1.46%	1.36%	1.41%
Return on average equity (net income available for common shareholders divided by average equity)	9.49%	12.24%	15.20%	14.58%	15.52%
Return on average tangible equity - Non-GAAP (1)	11.05%	14.26%	17.79%	17.17%	18.43%
Efficiency ratio (6)	58.0%	59.2%	52.4%	55.6%	54.0%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for March 31, 2020 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,355	$8,731	$9,013	$9,141	$8,921
Transaction-based revenues	334	163	140	408	331
Total wealth management revenues	$8,689	$8,894	$9,153	$9,549	$9,252

Assets Under Administration (AUA):
Balance at beginning of period	$6,235,801	$6,126,327	$6,478,890	$6,350,128	$5,910,814
Net investment appreciation (depreciation) & income	(772,735)	310,766	66,514	222,489	520,057
Net client asset flows	(125,333)	(243,175)	(419,077)	(93,727)	(80,743)
Other (1)	—	41,883	—	—	—
Balance at end of period	$5,337,733	$6,235,801	$6,126,327	$6,478,890	$6,350,128

Percentage of AUA that are managed assets	89%	90%	90%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (2)	$6,013	$3,583	$4,752	$3,523	$2,474
Loan servicing fee income, net (3)	83	86	88	117	172
Total mortgage banking revenues	$6,096	$3,669	$4,840	$3,640	$2,646

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$108,498	$120,882	$105,075	$69,736	$51,697
Originations for sale to secondary market (4)	183,222	160,175	189,979	162,123	85,826
Total mortgage loan originations	$291,720	$281,057	$295,054	$231,859	$137,523

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$44,498	$42,612	$25,766	$18,292	$9,490
Sold with servicing rights released (4)	117,693	134,091	159,210	119,122	82,589
Total mortgage loans sold	$162,191	$176,703	$184,976	$137,414	$92,079

(1)	Represents the classification of certain non-fee generating assets as AUA due to a reporting change in the fourth quarter of 2019.

(2)
Includes gains on loan sales, commission income on loans originated for others, servicing right gains, fair value adjustments on mortgage loans held for sale, and fair value adjustments and gains (losses) on forward loan commitments.

(3)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(4)	Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Loans:
Commercial real estate (1)	$1,618,020	$1,547,572	$1,517,320	$1,482,836	$1,463,682
Commercial & industrial	655,157	585,289	566,426	583,873	610,608
Total commercial	2,273,177	2,132,861	2,083,746	2,066,709	2,074,290

Residential real estate (2)	1,510,472	1,449,090	1,378,518	1,352,113	1,359,072

Home equity	287,134	290,874	294,250	288,078	279,938
Other	19,613	20,174	21,592	23,439	25,169
Total consumer	306,747	311,048	315,842	311,517	305,107
Total loans	$4,090,396	$3,892,999	$3,778,106	$3,778,106	$3,738,469

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Type:
Multi-family dwelling	$475,934	29%	$430,502	28%
Retail	310,652	19	314,661	20
Office	293,964	18	294,910	19
Hospitality	136,818	8	128,867	8
Healthcare	114,597	7	110,409	7
Industrial and warehouse	86,418	5	82,432	5
Commercial mixed use	74,834	5	73,895	5
Other	124,803	9	111,896	8
Total commercial real estate loans	$1,618,020	100%	$1,547,572	100%

Commercial & Industrial Loans by Industry Segmentation:
Healthcare and social assistance	$137,832	21%	$138,857	24%
Manufacturing	65,753	10	53,561	9
Retail	58,899	9	43,386	7
Educational services	56,303	9	56,556	10
Owner occupied and other real estate	51,261	8	46,033	8
Accommodation and food services	44,244	7	16,562	3
Finance and insurance	36,941	6	28,501	5
Entertainment and recreation	32,120	5	30,807	5
Professional, scientific and technical	30,776	5	37,599	6
Information	25,420	4	22,162	4
Public administration	23,597	4	25,107	4
Transportation and warehousing	23,159	4	20,960	4
Other	68,852	8	65,198	11
Total commercial & industrial loans	$655,157	100%	$585,289	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	March 31, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$423,884	26%	$394,929	25%
Connecticut	634,498	39	616,484	40
Massachusetts	482,037	30	458,029	30
Subtotal	1,540,419	95	1,469,442	95
All other states	77,601	5	78,130	5
Total commercial real estate loans	$1,618,020	100%	$1,547,572	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$355,916	24%	$356,392	25%
Connecticut	138,988	9	140,574	10
Massachusetts	995,594	66	932,726	64
Subtotal	1,490,498	99	1,429,692	99
All other states	19,974	1	19,398	1
Total residential real estate loans	$1,510,472	100%	$1,449,090	100%

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Deposits:
Noninterest-bearing demand deposits	$622,893	$609,924	$619,839	$587,326	$577,319
Interest-bearing demand deposits	178,391	159,938	152,200	128,355	162,598
NOW accounts	528,650	520,295	478,462	484,615	471,682
Money market accounts	784,893	765,899	749,122	654,719	644,949
Savings accounts	382,509	373,503	362,868	365,069	371,248
Time deposits (in-market)	776,992	784,481	792,941	801,501	792,470
In-market deposits	3,274,328	3,214,040	3,155,432	3,021,585	3,020,266
Wholesale brokered time deposits	431,986	284,842	430,721	483,037	483,994
Total deposits	$3,706,314	$3,498,882	$3,586,153	$3,504,622	$3,504,260

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Asset Quality Ratios:
Nonperforming assets to total assets	0.32%	0.35%	0.37%	0.29%	0.28%
Nonaccrual loans to total loans	0.44%	0.45%	0.39%	0.34%	0.33%
Total past due loans to total loans	0.40%	0.40%	0.38%	0.48%	0.39%
Allowance for credit losses on loans to nonaccrual loans	221.37%	155.18%	181.16%	212.93%	223.57%
Allowance for credit losses on loans to total loans	0.97%	0.69%	0.71%	0.73%	0.74%

Nonperforming Assets:
Commercial real estate	$450	$603	$684	$926	$926
Commercial & industrial	290	657	—	—	—
Total commercial	740	1,260	684	926	926
Residential real estate	15,423	14,297	12,531	10,610	10,032
Home equity	1,667	1,763	1,599	1,243	1,407
Other consumer	88	88	88	88	—
Total consumer	1,755	1,851	1,687	1,331	1,407
Total nonaccrual loans	17,918	17,408	14,902	12,867	12,365
Other real estate owned	28	1,109	4,142	2,142	2,142
Total nonperforming assets	$17,946	$18,517	$19,044	$15,009	$14,507

Past Due Loans (30 days or more past due):
Commercial real estate	$1,275	$1,433	$684	$3,670	$926
Commercial & industrial	310	1	1	1	1
Total commercial	1,585	1,434	685	3,671	927
Residential real estate	12,293	11,429	11,599	11,237	10,849
Home equity	2,482	2,696	1,973	2,904	2,911
Other consumer	115	130	99	102	13
Total consumer	2,597	2,826	2,072	3,006	2,924
Total past due loans	$16,475	$15,689	$14,356	$17,914	$14,700

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$11,385	$11,477	$9,797	$8,581	$8,563

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Nonaccrual Loan Activity:
Balance at beginning of period	$17,408	$14,902	$12,867	$12,365	$11,707
Additions to nonaccrual status	1,729	2,766	5,672	1,620	1,924
Loans returned to accruing status	(393)	—	(597)	(118)	(855)
Loans charged-off	(635)	(132)	(966)	(819)	(103)
Loans transferred to other real estate owned	(28)	—	(2,000)	—	—
Payments, payoffs and other changes	(163)	(128)	(74)	(181)	(308)
Balance at end of period	$17,918	$17,408	$14,902	$12,867	$12,365

Allowance for Credit Losses on Loans:
Balance at beginning of period	$27,014	$26,997	$27,398	$27,644	$27,072
Adoption of CECL accounting standard (Topic 326)	6,501	—	—	—	—
Provision for credit losses on loans (1)	6,773	—	400	525	650
Charge-offs	(635)	(132)	(966)	(819)	(103)
Recoveries	12	149	165	48	25
Balance at end of period	$39,665	$27,014	$26,997	$27,398	$27,644

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$293	$317	$302	$242	$289
Adoption of CECL accounting standard (Topic 326)	1,483	—	—	—	—
Provision for credit losses on unfunded commitments (2)	263	(24)	15	60	(47)
Balance at end of period (3)	$2,039	$293	$317	$302	$242

(1)	Included in provision for credit losses in the Consolidated Statements of Income.

(2)
Included in provision for credit losses in the Consolidated Statements of Income for the three months ended March 31, 2020. For periods prior to 2020, included in other noninterest expense in the Consolidated Statements of Income.

(3)	Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$153	($44)	$947	$—	$—
Commercial & industrial	290	(15)	(122)	(16)	6
Total commercial	443	(59)	825	(16)	6
Residential real estate	—	—	—	486	—
Home equity	172	17	(36)	289	48
Other consumer	8	25	12	12	24
Total consumer	180	42	(24)	301	72
Total	$623	($17)	$801	$771	$78

Net charge-offs to average loans (annualized)	0.06%	—%	0.08%	0.08%	0.01%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2020			December 31, 2019			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$113,344	$349	1.24%	$115,458	$435	1.49%	($2,114)	($86)	(0.25)%
Mortgage loans held for sale	31,087	285	3.69	38,494	359	3.70	(7,407)	(74)	(0.01)
Taxable debt securities	905,293	5,833	2.59	874,770	5,817	2.64	30,523	16	(0.05)
FHLB stock	51,962	640	4.95	46,501	693	5.91	5,461	(53)	(0.96)
Commercial real estate	1,582,956	16,097	4.09	1,538,627	16,491	4.25	44,329	(394)	(0.16)
Commercial & industrial	607,499	6,556	4.34	576,590	6,572	4.52	30,909	(16)	(0.18)
Total commercial	2,190,455	22,653	4.16	2,115,217	23,063	4.33	75,238	(410)	(0.17)
Residential real estate	1,469,282	14,283	3.91	1,399,144	13,833	3.92	70,138	450	(0.01)
Home equity	285,832	3,101	4.36	293,029	3,254	4.41	(7,197)	(153)	(0.05)
Other	19,855	249	5.04	20,589	250	4.82	(734)	(1)	0.22
Total consumer	305,687	3,350	4.41	313,618	3,504	4.43	(7,931)	(154)	(0.02)
Total loans	3,965,424	40,286	4.09	3,827,979	40,400	4.19	137,445	(114)	(0.10)
Total interest-earning assets	5,067,110	47,393	3.76	4,903,202	47,704	3.86	163,908	(311)	(0.10)
Noninterest-earning assets	327,838			323,833			4,005
Total assets	$5,394,948			$5,227,035			$167,913
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$155,416	$500	1.29%	$146,408	$578	1.57%	$9,008	($78)	(0.28)%
NOW accounts	505,282	69	0.05	489,374	82	0.07	15,908	(13)	(0.02)
Money market accounts	795,268	2,092	1.06	769,860	2,179	1.12	25,408	(87)	(0.06)
Savings accounts	374,374	62	0.07	365,977	68	0.07	8,397	(6)	—
Time deposits (in-market)	780,355	4,049	2.09	789,864	4,157	2.09	(9,509)	(108)	—
Total interest-bearing in-market deposits	2,610,695	6,772	1.04	2,561,483	7,064	1.09	49,212	(292)	(0.05)
Wholesale brokered time deposits	391,822	1,764	1.81	392,001	2,080	2.11	(179)	(316)	(0.30)
Total interest-bearing deposits	3,002,517	8,536	1.14	2,953,484	9,144	1.23	49,033	(608)	(0.09)
FHLB advances	1,123,754	5,765	2.06	1,006,246	6,015	2.37	117,508	(250)	(0.31)
Junior subordinated debentures	22,681	213	3.78	22,681	230	4.02	—	(17)	(0.24)
Total interest-bearing liabilities	4,148,952	14,514	1.41	3,982,411	15,389	1.53	166,541	(875)	(0.12)
Noninterest-bearing demand deposits	610,872			618,406			(7,534)
Other liabilities	132,000			123,604			8,396
Shareholders' equity	503,124			502,614			510
Total liabilities and shareholders' equity	$5,394,948			$5,227,035			$167,913
Net interest income (FTE)		$32,879			$32,315			$564
Interest rate spread			2.35%			2.33%			0.02%
Net interest margin			2.61%			2.61%			—%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2020	Dec 31, 2019	Quarter Change
Commercial loans	$278	$321	($43)
Total	$278	$321	($43)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Tangible Book Value per Share:
Total shareholders' equity, as reported	$508,597	$503,492	$497,825	$484,205	$469,843
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,988	7,218	7,448	7,684	7,923
Total tangible shareholders' equity	$437,700	$432,365	$426,468	$412,612	$398,011

Shares outstanding, as reported	17,252	17,363	17,338	17,336	17,305

Book value per share - GAAP	$29.48	$29.00	$28.71	$27.93	$27.15
Tangible book value per share - Non-GAAP	$25.37	$24.90	$24.60	$23.80	$23.00

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$437,700	$432,365	$426,468	$412,612	$398,011

Total assets, as reported	$5,620,979	$5,292,659	$5,198,878	$5,189,672	$5,154,729
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,988	7,218	7,448	7,684	7,923
Total tangible assets	$5,550,082	$5,221,532	$5,127,521	$5,118,079	$5,082,897

Equity to assets - GAAP	9.05%	9.51%	9.58%	9.33%	9.11%
Tangible equity to tangible assets - Non-GAAP	7.89%	8.28%	8.32%	8.06%	7.83%

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Return on Average Tangible Assets:
Net income, as reported	$11,901	$15,536	$18,814	$17,273	$17,495

Total average assets, as reported	$5,394,948	$5,227,035	$5,181,016	$5,171,562	$5,096,103
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,100	7,330	7,562	7,800	8,040
Total average tangible assets	$5,323,939	$5,155,796	$5,109,545	$5,099,853	$5,024,154

Return on average assets - GAAP	0.89%	1.18%	1.44%	1.34%	1.39%
Return on average tangible assets - Non-GAAP	0.90%	1.20%	1.46%	1.36%	1.41%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$11,869	$15,502	$18,778	$17,238	$17,461

Total average equity, as reported	$503,124	$502,614	$490,197	$474,353	$456,241
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,100	7,330	7,562	7,800	8,040
Total average tangible equity	$432,115	$431,375	$418,726	$402,644	$384,292

Return on average equity - GAAP	9.49%	12.24%	15.20%	14.58%	15.52%
Return on average tangible equity - Non-GAAP	11.05%	14.26%	17.79%	17.17%	18.43%